Exhibit 5
Troutman Sanders llp
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP
TROUTMAN SANDERS BUILDING
1001 HAXALL POINT
RICHMOND, VIRGINIA 23219
www.troutmansanders.com
TELEPHONE: 804-697-1200
FACSIMILE: 804-697-1339
MAILING ADDRESS
P.O. BOX 1122
RICHMOND, VIRGINIA 23218-1122
File No.: 027530.000008
July 18, 2006
The Board of Directors of Access National Corporation
1800 Robert Fulton Drive, Suite 300
Reston, Virginia 20191
Registration Statement on Form S-1 (File No. 333-134929)
Ladies and Gentlemen:
     We have acted as counsel to Access National Corporation, a Virginia corporation (the “Company”), in connection with its Registration Statement No. 333-134929 on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the proposed public offering and sale (the “Offering”) by the Company of up to 2,300,000 shares (the “Primary Shares”) of the Company’s common stock, par value $0.835 per share (the “Common Stock”), including up to 300,000 shares of Common Stock issuable upon exercise of the Underwriters’ (as defined below) over-allotment option, and by certain shareholders named in Schedule B to the Underwriting Agreement (as defined below) (the “Selling Shareholders”) of an aggregate of up to 265,250 shares of Common Stock (the “Secondary Shares”), including up to 130,250 shares of Common Stock issuable upon exercise of the Underwriters’ (as defined below) over-allotment option, pursuant to an Underwriting Agreement (the “Underwriting Agreement”) to be entered into among the Company, the Selling Shareholders and Keefe, Bruyette & Woods, Inc. and Scott & Stringfellow, Inc., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
     In giving this opinion, we have examined the Registration Statement, as amended. We have also examined originals, or copies certified to our satisfaction, of the articles of incorporation of the Company, the bylaws of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company, the proposed form of Underwriting Agreement and the other documents referred to therein and such
Atlanta • Hong Kong • London • New York • Norfolk • Raleigh
Richmond • Tysons Corner • Virginia Beach • Washington, D.C.

Troutman Sanders llp
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP
The Board of Directors of Access National Corporation
July 18, 2006

other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity to originals of all instruments presented to us as copies, the legal competency of natural persons, the genuineness of all signatures, and that the Underwriting Agreement to be executed by the parties thereto will be substantially in the form reviewed by us.
     On the basis of the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:
     (a) the Secondary Shares have been validly issued and are fully paid and nonassessable and
     (b) the Primary Shares, when issued against payment therefor as contemplated in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
     The opinions expressed herein represent the judgment of this law firm as to certain legal matters, but they are not guarantees or warranties and should not be construed as such. Further, the opinions expressed above are given only as of the date hereof, and we do not assume (and we shall not have) any duty or obligation to update such opinions.
     We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia. This opinion letter is provided to you for your exclusive use solely in connection with the Registration Statement and the Offering. This opinion may not be relied upon by you for any other purpose or furnished to, quoted to or relied upon by any other person for any purpose, without our prior written consent in each instance.
     We hereby consent to the use of our name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated under the Act.

Very truly yours,

/s/ Troutman Sanders LLP

Troutman Sanders LLP